                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant [X]
     Filed by a party other than the registrant [ ]
     Check the appropriate box:
     [ ] Preliminary proxy statement
     [X] Definitive proxy statement
     [ ] Definitive additional materials
     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              WMS INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------
     (3) Filing party:

--------------------------------------------------------------------------------
     (4) Date filed:

--------------------------------------------------------------------------------

                                    WMS LOGO

                              WMS INDUSTRIES INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                January 21, 1997

                            ------------------------

To the Stockholders of
  WMS INDUSTRIES INC.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of WMS Industries Inc. (the "Company") will be held on Tuesday, January 21, 1997 at 11:30 A.M. Eastern Standard Time in The Penthouse on the 42nd Floor of The Hotel Parker Meridien, 118 West 57th Street, New York, New York 10019 to consider and act upon the following matters:

          1. electing a board of nine directors;

          2. amending the Company's stock option plans;

          3. ratifying the appointment of Ernst & Young LLP as independent auditors for the 1997 fiscal year; and

          4. transacting such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on December 2, 1996 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours at the offices of the Company for the ten-day period prior to the meeting.

     YOU ARE EARNESTLY REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE MEETING, TO MARK, DATE, SIGN AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                               BARBARA M. NORMAN
                                               Secretary

Chicago, Illinois
December 11, 1996

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              WMS INDUSTRIES INC.
                           -------------------------

                                PROXY STATEMENT
                           -------------------------

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of WMS Industries Inc. (the "Company" or "WMS") of proxies to be voted at the Annual Meeting of Stockholders to be held in The Penthouse on the 42nd Floor of The Hotel Parker Meridien, 118 West 57th Street, New York, New York 10019, on January 21, 1997 at 11:30 A.M. Eastern Standard Time, and at any adjournment or adjournments thereof.

     All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in accordance with the recommendations of the Board as indicated in this Proxy Statement. A proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date or by voting in person at the meeting. Such revocation will not affect a vote on any matters taken prior thereto. The mere presence at the meeting of the person appointing a proxy will not revoke the appointment.

     The mailing address of the Company's principal executive offices is 3401 North California Avenue, Chicago, Illinois 60618. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about December 11, 1996.

     Only holders of the Company's Common Stock, $.50 par value per share (the "Common Stock"), of record at the close of business on December 2, 1996 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournment or adjournments of such meeting. There were 24,195,800 shares of Common Stock outstanding on the Record Date (excluding 52,312 treasury shares); each such share entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of November 30, 1996 (except as otherwise footnoted) concerning persons which, to the knowledge of WMS, beneficially own more than 5% of the outstanding shares of WMS Common
Stock:

              NAME AND ADDRESS OF                  AMOUNT AND NATURE OF           PERCENTAGE OF OUTSTANDING
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)               COMMON STOCK
-----------------------------------------------   -----------------------         -------------------------
Sumner M. Redstone and
  National Amusements, Inc.....................       5,929,100 shares(2)                   24.5%
  200 Elm Street
  Dedham, MA 02026
FMR Corp.......................................       2,439,579 shares(3)                   10.1%
  82 Devonshire St.
  Boston, MA 02109
The Capital Group Companies, Inc.
  and Capital Research and
  Management Company...........................       1,902,000 shares(4)                    7.9%
  333 South Hope St.
  Los Angeles, CA 90071
State of Wisconsin Investment Board............       1,329,200 shares(5)                    5.5%
  P.O. Box 7842
  Madison, WI 53707

              NAME AND ADDRESS OF                  AMOUNT AND NATURE OF           PERCENTAGE OF OUTSTANDING
               BENEFICIAL OWNER                   BENEFICIAL OWNERSHIP(1)               COMMON STOCK
-----------------------------------------------   -----------------------         -------------------------
  shares(6)27.2%(7)WMS Industries Inc.
  3401 North California Avenue
  Chicago, IL 60618
Louis J. Nicastro..............................       6,433,732 shares(8)                    25.8%(7)
  WMS Industries Inc.
  3401 North California Avenue
  Chicago, IL 60618

-------------------------
(1) Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days.

(2) The number of shares reported is based upon information contained in Amendment No. 19, dated September 21, 1995, to the Schedule 13D filed with the Securities and Exchange Commission by Sumner M. Redstone. Pursuant to such Schedule, as amended, Mr. Redstone and National Amusements, Inc., a Maryland corporation, reported beneficial ownership of and sole investment power with respect to 3,033,800 and 2,895,300 shares, respectively, of the Common Stock and shared voting power with respect to such shares pursuant to a Proxy Agreement entered into with the Company, and Messrs. Louis J. and Neil D. Nicastro (see "Voting Proxy Agreement" described below). Mr. Redstone is the beneficial owner of 66 2/3% of the issued and outstanding shares of the common stock of National Amusements, Inc.

(3) The number of shares reported is based upon information contained in a
    Schedule 13G/A dated August 9, 1996 filed with the Securities and Exchange Commission by FMR Corp. Pursuant to such Schedule, FMR Corp. reported that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, is the beneficial owner of 2,439,579 shares or 10.1% of the Common Stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp. reported it has sole power to dispose of or direct the disposition of all such shares but no power to vote such shares.

(4) The number of shares reported is based upon information contained in a
    Schedule 13G dated February 9, 1996 filed with the Securities and Exchange Commission by The Capital Group Companies, Inc. ("CGC"). Pursuant to such
    Schedule 13G and accompanying documentation, CGC reported that Capital Research and Management Company, an investment adviser registered under
    Section 203 of the Investment Advisers Act of 1940, as amended, and Capital Guardian Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, as amended, operating subsidiaries of CGC, exercised as of December 31, 1995, investment discretion with respect to 1,300,000 and 602,000 shares, respectively, or a combined total of 7.9% of the Company's Common Stock which was owned by various institutional investors at that time.

(5) The number of shares reported is based upon information contained in a
    Schedule 13G dated February 3, 1996 filed with the Securities and Exchange Commission by the State of Wisconsin Investment Board ("SWIB"), a governmental agency which manages public pension funds subject to provisions comparable to ERISA. The SWIB reported it had sole voting and dispositive power with respect to 1,329,200 shares of the Company's Common Stock.

(6) The number of shares reported as beneficially owned includes the 5,929,100 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 862,000 shares for which the reporting person has sole voting and sole dispositive power, 800,000 of which may be acquired pursuant to stock options, 500,000 of such options being Target Price Options. For a discussion concerning the shared voting power with respect to the 5,929,100 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

(7) For purposes of calculating the percentage of shares of Common Stock owned, shares issuable upon the exercise of options within 60 days have been deemed to be outstanding.

(8) The number of shares reported as beneficially owned includes the 5,929,100 shares owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 500,000 shares for which the reporting person has sole voting and sole dispositive power, all of which may be acquired pursuant to Target Price Options. For a discussion concerning the shared voting power with respect to the 5,929,100 shares of Common Stock referred to above, see "Voting Proxy Agreement" below.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of November 30, 1996, certain information concerning beneficial ownership of shares of WMS Common Stock by each director of WMS, each executive officer of WMS and by all directors and executive officers of WMS as a group:

                                                             AMOUNT AND      PERCENT OF
                                                             NATURE OF       OUTSTANDING
                                                             BENEFICIAL        COMMON
                     NAME OF BENEFICIAL OWNER               OWNERSHIP(1)      STOCK(2)
        --------------------------------------------------  ------------     -----------
        Harold H. Bach, Jr................................     77,000(3)           **
        George R. Baker*..................................     50,800(4)           **
        William C. Bartholomay*...........................     68,800(4)           **
        Kenneth J. Fedesna*...............................    130,058(5)           **
        William E. McKenna*...............................     52,594(4)           **
        Norman J. Menell*.................................     52,216(4)           **
        Louis J. Nicastro*................................  6,433,732(6)         25.8%
        Neil D. Nicastro*.................................  6,791,100(7)         27.2%
        Barbara M. Norman.................................     90,100(3)           **
        Harvey Reich*.....................................     51,190(4)           **
        Ira S. Sheinfeld*.................................     62,000(8)           **
                                                            -----------         -----
        Directors and Executive Officers as a group
          (11 persons)....................................  7,930,490(9)(10)     30.5%(10)
                                                             ==========      ========

---------------

 * Nominee for Director

** Less than 1%

(1) Pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, shares underlying options are deemed to be beneficially owned if the holder of the option has the right to acquire beneficial ownership of such shares within 60 days. Certain of such options as reported herein also require that the Common Stock attain a market price of $35.00 per share prior to exercise ("Target Price Options"). Except as otherwise indicated in the following footnotes, each of the persons listed in the table owns the shares of Common Stock opposite his or her name and has sole voting and dispositive power with respect to such shares.

(2) For purposes of calculating the percentage of shares of Common Stock owned, shares issuable upon the exercise of stock options within 60 days have been deemed to be outstanding.

(3) Includes 75,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of Target Price Options.

(4) Includes 50,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of Target Price Options.

(5) Includes 130,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options, 100,000 of which are Target Price Options.

(6) The number of shares reported as beneficially owned include the 5,929,100 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 500,000 shares for which the reporting person has sole voting and sole dispositive power, all of which may be acquired pursuant to Target Price Options. For a discussion concerning the shared voting power with respect to the 5,929,100 shares of Common Stock referred to above, see "Voting Proxy Agreement."

(7) The number of shares reported as beneficially owned include the 5,929,100 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. for which the reporting person has shared voting power but no dispositive power. Additionally, the number of shares reported as beneficially owned includes 862,000 shares for which the reporting person has sole voting and sole dispositive power, 800,000 of which may be acquired pursuant to stock options, 500,000 of which are Target Price Options. For a discussion concerning the shared voting power with respect to the 5,929,100 shares of Common Stock referred to above, see "Voting Proxy Agreement."

(8) Includes 62,000 shares of Common Stock which the reporting person has the right to acquire upon the exercise of stock options, 50,000 of which are Target Price Options.

(9) Includes 1,892,000 shares of Common Stock which directors and executive officers have the right to acquire upon the exercise of stock options, 1,550,000 of which are Target Price Options. Additionally, includes the 5,929,100 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. with respect to which Mr. Louis J. Nicastro and Mr. Neil
     D. Nicastro both have shared voting power but no dispositive power. For a discussion concerning the shared voting power with respect to the 5,929,100 shares of Common Stock referred to above, see "Voting Proxy Agreement."

(10) For purposes of this calculation, the 5,929,100 shares of Common Stock owned by Sumner M. Redstone and National Amusements, Inc. with respect to which Mr. Louis J. Nicastro and Mr. Neil D. Nicastro have shared voting power but no dispositive power have only been counted once. For a discussion concerning the shared voting power with respect to the 5,929,100 shares of Common Stock referred to above, see "Voting Proxy Agreement."

VOTING PROXY AGREEMENT

     In order for the Company to be permitted to manufacture and sell slot machines in Nevada, the Company and certain of its subsidiaries and Mr. Louis J. Nicastro and Mr. Neil D. Nicastro were required to be registered, licensed or found suitable and have been registered, licensed or found suitable by the Nevada State Gaming Control Board and the Nevada Gaming Commission (the "Nevada Gaming Authorities"), as applicable, as a registered corporation, as registered holding companies, for licensure as a manufacturer and distributor of gaming devices and as directors, officers and stockholders of such entities, as applicable. Under applicable Nevada law and administrative procedure, as a greater than 10% stockholder of the Company, Mr. Sumner M. Redstone ("SMR") was required to apply and has an application pending with the Nevada Gaming Authorities for a finding of suitability as a stockholder of the Company. Pending completion of the processing of SMR's application, SMR and National Amusements, Inc. ("NAI") have voluntarily granted to Mr. Louis J. Nicastro and, if he is unable to perform his duties under the Proxy Agreement (as defined herein), Mr. Neil D. Nicastro, individually, a voting proxy for all of the shares of Common Stock which they own beneficially or of record.

     On September 21, 1995, Mr. Louis J. Nicastro and Mr. Neil D. Nicastro entered into a Voting Proxy Agreement (the "Proxy Agreement") with the Company, SMR and NAI, pursuant to which Mr. Louis J. Nicastro and, if he is unable to perform his duties under the Proxy Agreement, Mr. Neil D. Nicastro have been appointed, individually, as proxy holder with full power of substitution during and for the term of the voting proxy, to vote all shares of the Company's Common Stock as the proxy of SMR and NAI at any annual, special or adjourned meeting of the stockholders of the Company, including the right to execute consents, certificates or other documents relating to the Company that the law of the State of Delaware may permit or require on any and all matters which may be presented to the stockholders of the Company. The term of the Proxy Agreement is for 10 years commencing August 25, 1995, unless sooner terminated upon 30 days written notice. The Proxy Agreement will be deemed terminated as to any subject matter that will be presented for approval, consent or ratification to the stockholders of the Company if the Company fails to give SMR and NAI 45 days' notice of such subject matter. The Proxy Agreement will also terminate if SMR and NAI are found suitable as stockholders of the Company by the Nevada Gaming Authorities or are no longer subject to the provisions of Nevada gaming laws applicable to holders of more than 10% of the Company's Common Stock. The Proxy Agreement is not applicable to any shares of the Company's Common Stock sold or otherwise disposed of by SMR or NAI to any person who is not an affiliate of SMR or NAI. SMR and NAI have agreed to give notice of any sale or disposition to the Chairman of the Nevada State Gaming Control Board within 10 days after such sale or disposition. The Proxy Agreement was entered into to assure that the passive investment position of SMR and NAI relative to the Company will not change without prior notification to the Nevada Gaming Authorities.

     Mr. Louis J. Nicastro and Mr. Neil D. Nicastro have advised WMS that they plan to utilize the voting proxy with respect to the 5,929,100 shares of WMS Common Stock beneficially owned by SMR and NAI to vote FOR Proposals 1, 2 and 3.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Upon the recommendation of the Nominating Committee, nine directors, constituting the entire Board, are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. All of the nominees are at present directors of the Company. Mr. Neil D. Nicastro is the son of Mr. Louis J. Nicastro. Should any of the nominees be unable to serve or refuse to serve as a director (an event which the Board does not anticipate), proxies solicited hereunder will be voted in favor of those nominees who do remain as candidates and may be voted for substituted nominees.

                                               POSITION WITH COMPANY AND        DIRECTOR
         NAME OF NOMINEE (AGE)                   PRINCIPAL OCCUPATION            SINCE
---------------------------------------  -------------------------------------  --------
Louis J. Nicastro (68).................  Chairman of the Board of Directors of    1974
                                         the Company
Neil D. Nicastro (40)..................  President, Chief Executive Officer,      1986
                                         Chief Operating Officer and a
                                         Director of the Company
Kenneth J. Fedesna (47)................  Vice President and General Manager of    1993
                                         the Company's Coin-Op Amusement Game
                                         Operations and a Director of the
                                         Company
Norman J. Menell (65)..................  Vice Chairman of the Board of            1980
                                         Directors of the Company
George R. Baker (66)...................  Director of the Company and Private      1983
                                         Consultant
William C. Bartholomay (68)............  Director of the Company and President    1981
                                         of Near North National Group
William E. McKenna (77)................  Director of the Company and General      1981
                                         Partner of MCK Investment Company
Harvey Reich (67)......................  Director of the Company and Attorney,    1983
                                         Of Counsel to the firm of Robinson
                                         Brog Leinwand Greene Genovese &
                                         Gluck, P.C.
Ira S. Sheinfeld (58)..................  Director of the Company and Attorney,    1993
                                         Member of the firm of Squadron,
                                         Ellenoff, Plesent & Sheinfeld LLP

     LOUIS J. NICASTRO, Chairman of the Board of Directors of the Company. Mr. Nicastro has served as Chairman of the Board of Directors of the Company since its incorporation in 1974. He served as Co-Chief Executive Officer from 1994 until June 30, 1996, having served as Chief Executive Officer (1974-1994), President (1985-1988 and 1990-1991) and Chief Operating Officer (1985-1986). Mr. Nicastro also serves as a Director of Midway Games Inc., an 86.8% owned subsidiary of the Company the common stock of which is traded on the New York Stock Exchange under the symbol "MWY."

     NEIL D. NICASTRO, Director, President, Chief Executive Officer and Chief Operating Officer of the Company. Mr. Nicastro became a director of the Company in 1986 and was elected President of the Company June 18, 1991, sole Chief Executive Officer effective July 1, 1996 and Chief Operating Officer September 30, 1990. He served as Co-Chief Executive Officer (1994-1996), Treasurer (1986-1994), Executive Vice President (1988-1991), Senior Vice President (1987-1988), Vice President (1986-1987) and Director of Stockholder Relations (1981-1986). Mr. Nicastro also serves as Chairman of the Board of Directors, President, Chief Executive Officer and Chief Operating Officer of Midway Games Inc.

     KENNETH J. FEDESNA has served as Vice President and General Manager of Williams Electronics Games, Inc., a subsidiary of the Company, for in excess of five years. Mr. Fedesna also serves as Executive Vice President -- Coin-Op Video and a Director of Midway Games Inc.

     NORMAN J. MENELL became Vice Chairman of the Board of Directors effective September 30, 1990. He served as President (1988-1990), Chief Operating Officer (1986-1990) and Executive Vice President (1981-1988) of the Company. Mr. Menell also serves as a Director of Midway Games Inc.

     GEORGE R. BAKER is a private consultant. He was a general partner of Barrington Limited Partners (private investment partnership) (1985-1986), a special limited partner of Bear, Stearns & Co., Inc. (investment banking) (1983-1985) and an Executive Vice President of Continental Bank N.A. (1951-1982). Mr. Baker is a Director of The Midland Co., Reliance Group Holdings, Inc., Reliance Insurance Co. and W. W. Grainger, Inc.

     WILLIAM C. BARTHOLOMAY is President of Near North National Group, Chicago, Illinois (insurance brokers) and Chairman of the Board of the Atlanta Braves (National League Baseball). He has served as Vice Chairman of Turner Broadcasting System, Inc., Atlanta, Georgia since April 1994 having also held that office during the period 1976-1992 and having served as a Director (1976-1994). He also served as Vice Chairman of the Board of Directors of Frank
B. Hall & Co. Inc. (1974-1990). Mr. Bartholomay also serves as a Director of Midway Games Inc.

     WILLIAM E. MCKENNA has served as a General Partner of MCK Investment Company, Beverly Hills, California for in excess of five years. He also is a Director of California Amplifier, Inc., Calprop Corporation, Drexler Technology Corporation, Safeguard Health Enterprises, Inc. and Midway Games Inc.

     HARVEY REICH has been a member of or of counsel to the law firm of Robinson Brog Leinwand Greene Genovese & Gluck, P.C., New York, New York and its predecessor firms for in excess of five years. Mr. Reich also serves as a Director of Midway Games Inc.

     IRA S. SHEINFELD has been a member of the law firm of Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for in excess of five years. Mr. Sheinfeld also serves as a Director of Midway Games Inc.

REQUIRED VOTE

     The affirmative vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required to elect directors.

                            ------------------------

     THESE INDIVIDUALS WILL BE PLACED IN NOMINATION FOR ELECTION TO THE BOARD OF DIRECTORS. THE SHARES REPRESENTED BY SIGNED PROXY CARDS RETURNED WILL BE VOTED "FOR" THE ELECTION OF THESE NOMINEES UNLESS AN INSTRUCTION TO THE CONTRARY IS INDICATED ON THE PROXY CARD.
                            ------------------------

THE BOARD OF DIRECTORS

     The Board of Directors is responsible for the overall affairs of the Company. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. The majority of the Board, six of the nine directors, are outside directors who are neither officers nor employees of the Company or its subsidiaries.

     During the 1996 fiscal year, the Board of Directors of the Company held six meetings. All other action taken by the Board was by the unanimous written consent of the members after review of proposals presented to each member. Each director attended more than 75% of the aggregate of meetings of the Board and committees on which he served during the fiscal year.

DIRECTOR COMPENSATION

     During the 1996 fiscal year, the Company paid a fee of $40,000 per annum to each director who was not also an employee of the Company or its subsidiaries. Each such director who served as the chairman of any committee of the Board of Directors received a further fee of $5,000 per annum for his services in such capacity and each member of the Company's Audit and Ethics Committee received an additional fee of $5,000 per annum.

     During the 1996 fiscal year, each non-employee director of the Company's 95%-owned subsidiary Posadas de Puerto Rico Associates, Incorporated (which includes Messrs. Bartholomay, Menell and Reich) also received an annual fee of $10,000 for services as a director and, for those non-employee directors who serve as a member of the Audit, Ethics and Compensation Committee of such subsidiary's Board of Directors (which includes Messrs. Bartholomay and Reich) a further fee of $12,500 was paid. During the 1996 fiscal year, each non-employee director of the Company's 62%-owned subsidiary Williams Hospitality Group Inc. (which includes Messrs. Baker, McKenna and Menell) also received an annual fee of $22,500 for services as a director.

     The Company's 1991 and 1993 Stock Option Plans (the "Option Plans") provide for the issuance of shares of Common Stock of the Company pursuant to stock options which may be granted to non-employee directors of the Company at not less than 100% of the fair market value of such shares on the date of grant. Under the terms of the Option Plans, non-qualified stock options may be granted to non-employee directors pursuant to the following formula -- upon the date of adoption of the Option Plan by the Board of Directors and on each anniversary thereof, each non-employee director of the Company is entitled to receive a non-qualified option to purchase, at 100% of the fair market value of the Company's Common Stock on such date, such shares of the Company's Common Stock as shall be determined by multiplying (a) in the case of the 1991 Stock Option Plan, 4,000 times the number of years he or she has served on the Board of Directors (subject to a maximum of 30,000 shares); and (b) in the case of the 1993 Stock Option Plan, 10,000 times the number of years he or she has served on the Board of Directors or as a consultant or adviser (subject to a maximum of 50,000 shares). Upon adoption of the 1991 Stock Option Plan, the following non-employee directors became entitled to and each was granted non-qualified stock options to purchase 30,000 shares of the Company's Common Stock at a purchase price per share of $7.31 -- Messrs. Baker, Bartholomay, McKenna and Reich. Pursuant to the terms of the 1991 Stock Option Plan, Mr. Sheinfeld became entitled to and was granted on September 6, 1994 and September 6, 1995, non-qualified stock options to purchase 4,000 and 8,000 shares, respectively, of the Company's Common Stock at a purchase price per share of $19.125 and $23.375, respectively, and on September 6, 1996, non-qualified stock options (which become exercisable March 7, 1997) to purchase 12,000 shares of the Company's Common Stock at a purchase price per share of $23.875. Upon adoption of the 1993 Stock Option Plan, the following non-employee directors became entitled to and each was granted non-qualified stock options to purchase 50,000 shares of the Company's Common Stock at a purchase price per share of $26.875 -- Messrs. Baker, Bartholomay, McKenna, Menell, Reich and Sheinfeld. Options granted under the 1993 Stock Option Plan require that the Company's Common Stock attain a market price of $35.00 per share prior to exercise.

     Directors also are entitled to participate at the Company's expense in a medical reimbursement plan which is supplementary to the primary medical insurance maintained by each such individual.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Audit and Ethics Committee is currently composed of four members, Messrs. McKenna (Chairman), Baker, Bartholomay and Sheinfeld. This Committee is charged with meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls, receiving and reviewing the recommendations of the independent auditors, recommending the appointment of auditors and reviewing the scope of the audit and the compensation of the independent auditors, reviewing consolidated financial statements and, generally, reviewing the Company's accounting policies and resolving potential conflicts of interest. During the 1996 fiscal year this Committee held two meetings.

     The Nominating Committee is currently composed of Messrs. L.J. Nicastro (Chairman) and Bartholomay. This Committee is charged with making recommendations with respect to the nomination of candidates for election to the Board and does not accept recommendations from stockholders of the Company. During the 1996 fiscal year this Committee held one meeting.

     The Stock Option Committee is currently composed of Messrs. Reich (Chairman) and McKenna. This Committee approves the selection of individuals for participation in, and determines the timing, pricing and the amount of option grants under the provisions of, the Company's Stock Option Plans other than formula awards made to Non-Employee Directors of the Company. During the 1996 fiscal year this Committee held no meetings and took all action by the unanimous written consent of the members.

     The Compensation Committee is currently composed of Messrs. Bartholomay (Chairman) and McKenna. This Committee is charged with making recommendations regarding the compensation of senior management personnel. During the 1996 fiscal year this Committee held one meeting and took other action by the unanimous written consent of the members. The Compensation Committee and Stock Option Committee jointly report to stockholders on executive compensation items as required by the Securities and Exchange Commission. Their Report is printed at page 9 hereof.

     Compensation Committee Interlocks and Insider Participation. During the last fiscal year, Mr. William C. Bartholomay served as Chairman of the Company's Compensation Committee and Mr. William E. McKenna served as the sole additional member, neither of whom are employees or officers of the Company or any of its subsidiaries or had any relationship requiring disclosure herein by the Company.

                               EXECUTIVE OFFICERS

     The following individuals were elected to serve in the capacities set forth until the 1997 Annual Meeting of the Board of Directors or until their respective successors were duly elected and qualify.

                      NAME                 AGE     POSITION
        ---------------------------------  ---     ----------------------------------------
        Louis J. Nicastro................  68      Chairman of the Board of Directors and
                                                   Co-Chief Executive Officer
        Neil D. Nicastro.................  40      President, Co-Chief Executive Officer
                                                   and Chief Operating Officer
        Harold H. Bach, Jr...............  64      Vice President-Finance, Treasurer, Chief
                                                   Financial and Chief Accounting Officer
        Barbara M. Norman................  58      Vice President, Secretary and General
                                                   Counsel

     The principal occupation and employment of Messrs. L.J. and N.D. Nicastro during the last five years is set forth on page 5 hereof. Mr. Louis J. Nicastro and Mr. Neil D. Nicastro served as Co-Chief Executive Officers of the Company until June 30, 1996. As of July 1, 1996, Mr. Neil D. Nicastro assumed the position of sole Chief Executive Officer.

     Mr. Bach served as Secretary of the Company from July 5, 1990 to June 15, 1992. He assumed the positions of Treasurer effective September 13, 1994 and Vice President-Finance (Chief Financial and Chief Accounting Officer) effective September 30, 1990. Prior to joining the Company, Mr. Bach was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989). Mr. Bach also serves as Executive Vice President-Finance, Treasurer, Chief Financial and Chief Accounting Officer and a Director of Midway Games Inc.

     Ms. Norman was elected Vice President, Secretary and General Counsel of the Company on June 15, 1992. Prior thereto she was associated with the law firm of Whitman & Ransom, New York, New York (1990-1992) and served the Company as Vice President, Secretary and General Counsel (1986-1990). Ms. Norman also serves as Vice President, Secretary and General Counsel of Midway Games Inc.

                             EXECUTIVE COMPENSATION

     To provide stockholders with an understanding of the Company's executive compensation program, the following are presented below: (i) the Joint Report by the Compensation and Stock Option Committees of the Board of Directors on 1996 Executive Compensation; (ii) the Summary Compensation Table; (iii) the Stock Option Table; (iv) the Corporate Performance Graph; and (v) a description of Employment Agreements.

          JOINT REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Compensation Committee is charged with making recommendations to the Board of Directors regarding the compensation of senior management personnel. To the extent stock options form a portion of a compensation package, the Compensation Committee works together with the Stock Option Committee, which is responsible for making recommendations regarding stock option grants and awards.

     It is the policy of the Compensation and Stock Option Committees to provide attractive compensation packages to senior management so as to motivate them to devote their full energies to the success of the Company, to reward them for their services and to align the interests of senior management with the interests of stockholders. The Company's executive compensation packages are comprised primarily of base salaries, annual contractual and discretionary cash bonuses, stock options and retirement and other benefits. It is the philosophy of the Compensation Committee that the Company be staffed leanly with a small number of well compensated senior management personnel.

     In general, the level of base salary is intended to provide appropriate basic pay to senior management taking into account historical contributions to the Company and each person's unique value and the recommendation of the Chief Executive Officer. The amount of any discretionary bonus is subjective but is generally based on the actual performance of the Company in the preceding fiscal year, the special contribution of the executive to such performance and the overall level of the executive's compensation including other elements of the compensation package. The Company also has used stock options, which increase in value only if the Company's Common Stock increases in value, and which terminate a short time after an executive leaves the Company, as a means of long-term incentive compensation.

     The cash bonus paid to Mr. N.D. Nicastro for the fiscal year 1996 was determined through a negotiated formula set forth in his employment agreement which provided for bonus compensation equal to two percent of the pre-tax income of the Company between the amounts of $10,000,000 and $50,000,000. (See "Employment Agreements -- Employment Contracts" below for a description of Mr. N.D. Nicastro's employment agreement.) Senior executives other than Mr. N.D. Nicastro were granted discretionary bonuses for the 1996 fiscal year in the same amounts they received for the 1995 fiscal year. The decision to pay such bonuses was subjective but involved consideration of the efforts expended by such executives as well as consideration of the financial performance of the Company. For information with respect to options held by senior management at fiscal year end, see "Aggregated Option Exercises in Last Fiscal Year and Fiscal-Year-End Option Values" set forth below.

     The base salary of Mr. L.J. Nicastro was paid pursuant to the terms of his employment agreement. As described under "Employment Agreements -- Employment Contracts" below, effective July 1, 1996, Mr. Nicastro relinquished his position as Co-Chief Executive Officer of the Company and agreed to the early termination and full settlement of his employment agreement. The amount of the settlement was determined by the Compensation Committee after reviewing the terms of Mr. Nicastro's contract, consideration of Mr. Nicastro's long-term contributions to the Company and consideration of the recommendations of outside compensation consultants retained by the Company.

     The Omnibus Budget Reconciliation Act of 1993 (the "Budget Act"), generally provides that, for fiscal years commencing in 1994, compensation paid by publicly-held corporations to the chief executive officer and the four most highly paid senior executive officers in excess of one million dollars per year per executive will be deductible by the Company only if paid pursuant to qualifying performance-based compensation plans approved by stockholders of the Company. Compensation as defined by the Budget Act includes, among other things, base salary, incentive compensation and gains on stock option transactions. Since the ultimate value of an option cannot be determined until it is exercised or until the stock underlying the option is sold, executive compensation relating to options may, in a given year, exceed one million dollars. It is the present policy of the Compensation Committee to submit for stockholder approval stock option plans in which the chief executive officer and the most highly paid senior executive officers of the Company may participate. The Compensation Committee intends to consider, on a case by case basis, how the Budget Act will affect contractual and discretionary cash compensation. The Compensation Committee does not intend to request Mr. N.D. Nicastro to submit his new employment agreement for stockholder approval. See "Employment Agreements -- Employment Contracts." Depending on the performance of the Company, payments to Mr. Nicastro under such agreement may exceed one million dollars and such excess payments will not be deductible by the Company.

        The Compensation Committee                The Stock Option Committee
            William C. Bartholomay, Chairman          Harvey Reich, Chairman
            William E. McKenna                        William E. McKenna

     The foregoing Joint Report of the Compensation and Stock Option Committees on executive compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                           SUMMARY COMPENSATION TABLE

     The table below sets forth the cash compensation paid by the Company and its subsidiaries for service in all capacities during the fiscal years ended June 30, 1996, 1995 and 1994 to each of the Company's executive officers who served during such periods and whose compensation exceeded $100,000.





                                                                                 LONG TERM
                                                                                COMPENSATION
                                             ANNUAL COMPENSATION                   AWARDS
                                  ------------------------------------------    ------------
                                                                                 SECURITIES
                                                                OTHER ANNUAL     UNDERLYING      ALL OTHER
                                          SALARY      BONUS     COMPENSATION      OPTIONS       COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR      ($)        ($)          ($)             (#)             ($)
-------------------------------   ----    -------    -------    ------------    ------------    ------------
              (A)                 (B)       (C)        (D)          (E)             (G)             (I)
-------------------------------   ----    -------    -------    ------------    ------------    ------------
Louis J. Nicastro..............   1996    832,500         --        6,127(2)            --         629,971(3)
Chairman of the                   1995    682,500    300,000        4,775(2)            --         409,784(3)
Board(1)                          1994    682,500    600,000        4,173(2)       500,000         327,252(3)
Neil D. Nicastro...............   1996    532,500    267,600           --               --          35,791(4)
President, CEO &                  1995    532,500    489,100           --               --          35,762(4)
COO(1)                            1994    532,500    741,600           --          800,000          35,742(4)
Harold H. Bach, Jr.............   1996    262,500     67,800           --               --              --
Vice President -- Finance,        1995    250,000     67,800           --               --              --
Treasurer, CFO/CAO                1994    250,000    100,000           --           75,000              --
Barbara M. Norman..............   1996    157,500     27,200           --               --              --
Vice President,                   1995    150,000     27,200           --               --              --
Secretary & General Counsel       1994    150,000     40,000           --           75,000              --

-------------------------
(1) Mr. Louis J. Nicastro and Mr. Neil D. Nicastro served as Co-Chief Executive Officers of the Company until June 30, 1996. As of July 1, 1996, Mr. Neil D. Nicastro assumed the position of sole Chief Executive Officer.

(2) Amount shown is for tax gross-up payments.

(3) Amount shown is the accrual for contractual retirement benefits for Mr. Louis J. Nicastro. See "Employment Agreements -- Employment Contracts" below.

(4) Amount shown includes for fiscal 1996, 1995 and 1994 insurance premiums of $691, $662 and $642, respectively, and $35,100 each for fiscal 1996, 1995 and 1994 accrual for contractual retirement benefits.

                               STOCK OPTION TABLE

OPTION GRANTS IN LAST FISCAL YEAR

     No options were granted during fiscal year ended June 30, 1996 to the named executives.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL-YEAR-END OPTION VALUES

                                                                         (D)                        (E)
                                     (B)                         NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                    SHARES           (C)        UNDERLYING UNEXERCISED          IN-THE-MONEY
                                   ACQUIRED         VALUE       OPTIONS AT 6/30/96 (#)     OPTIONS AT 6/30/96 ($)
             (A)                 ON EXERCISE       REALIZED         EXERCISABLE(E)             EXERCISABLE(E)
            NAME                     (#)             ($)         UNEXERCISABLE(U)(1)          UNEXERCISABLE(U)
-----------------------------   --------------     --------     ----------------------     ----------------------
Louis J. Nicastro............         --              --                500,000(U)                       --(U)
Neil D. Nicastro.............         --              --                300,000(E)                1,981,500(E)
                                                                        500,000(U)                       --(U)
Harold H. Bach, Jr...........         --              --                 75,000(U)                       --(U)
Barbara M. Norman............         --              --                 75,000(U)                       --(U)

-------------------------
(1) Notwithstanding that, as set forth in the footnotes to the tables under the heading "Security Ownership of Certain Beneficial Owners and Management," Target Price Options are deemed to be beneficially owned pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, Target Price Options are reported in the above table as "Unexercisable."

                          CORPORATE PERFORMANCE GRAPH

     The following graph compares for the five years ended June 30, 1996 the yearly percentage change in cumulative total stockholder return on the Company's Common Stock with (1) the cumulative total return of the Standard and Poor's 500 Stock Index ("S & P 500") and (2) the cumulative total return of the Standard and Poor's Leisure Time Index ("S&P Leisure"). The graph assumes an investment of $100 on July 1, 1991 in the Company's Common Stock and $100 invested at that time in each of the Indexes and the reinvestment of dividends where applicable.

      Measurement Period                                          ..... S&P -
    (Fiscal Year Covered)          ..... WMS     ..... S&P 500      Leisure
1991                                       100             100             100
1992                                       306             113             108
1993                                       541             129             111
1994                                       358             131             146
1995                                       369             165             138
1996                                       464             208             182

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                             EMPLOYMENT AGREEMENTS

EMPLOYMENT CONTRACTS

     Until June 30, 1996, Mr. Louis J. Nicastro was employed under the terms of an Amended and Restated Employment Agreement dated October 27, 1994, which was due to expire July 31, 1999, subject to automatic one-year extensions thereafter unless notice was given six months prior to any termination date. The agreement provided for salaried compensation at the rate of $832,500 per annum, or such greater amount as may be determined by the Board of Directors. The agreement also provided for full participation in all benefit plans available to senior executives and for reimbursement of all medical and dental expenses incurred by Mr. Nicastro and his spouse. Upon Mr. Nicastro's retirement date of July 31, 1999 ("Retirement Date"), or in the event Mr. Nicastro became disabled, the Company was required to pay Mr. Nicastro until his death an annual benefit equal to one-half of the aggregate annual base salary being paid to him at the time of such occurrence, but in no event less than $416,250 per year payable in monthly installments. Such benefit (to the extent not previously vested) vests ratably during the period October 27, 1994 through July 31, 1999 (or such earlier date as Mr. Nicastro's employment may terminate by reason of the Company's violation of the agreement or the occurrence of a change-in-control of the Company). The vested amount of such retirement or disability benefit was payable notwithstanding Mr. Nicastro's termination of employment for any reason, provided, he was not in material breach of the terms of the agreement and, upon his death, was payable to his designee or estate. Upon Mr. Nicastro's death whether during the term of his employment or after his Retirement Date, the Company agreed to pay in monthly installments to his designee or estate for a period of fifteen years thereafter, an annual benefit equal to one-half of the amount of the annual base salary paid to him on his date of death if such death occurs during his employment or the amount of his retirement benefit but no less than $416,250 per annum.

     In connection with the proposed spin-off of the Company's hotel and casino operations, the Board of Directors of the Company requested Mr. Nicastro, and Mr. Nicastro agreed, to become the Chairman of the Board and Chief Executive Officer of the public hotel and casino corporation and to relinquish his position as Co-Chief Executive Officer of the Company. Effective July 1, 1996, Mr. Nicastro also agreed to the early termination and full settlement of his employment agreement pursuant to which, in lieu of all future payments of base salary, bonus, retirement and death benefits, Mr. Nicastro received a lump sum payment of $9,125,000, with interest from July 1, 1996.

     Mr. Neil D. Nicastro was employed until June 30, 1996 under the terms of a Second Amended and Restated Employment Agreement dated October 12, 1993. The employment agreement provided for salaried compensation at the rate of $532,500 per annum, or such greater amount as may have been determined by the Board of Directors, plus bonus compensation of two percent of the pre-tax income of the Company between the amounts of $10,000,000 and $50,000,000. The agreement would have expired December 31, 2000, and was subject to automatic extensions in order that the term of Mr. Nicastro's employment at no time would have been less than three years. Upon Mr. Nicastro's retirement or death and for a period of five years thereafter, the Company was required to pay to Mr. Nicastro or his designee, or if no designation was made, to his estate, for a period equal to the greater of the balance of the remaining term of the agreement or five years, an annual benefit equal to one-half of the annual base salary being paid to him on such retirement or death, but in no event less than $266,250 per year. Such benefits were payable notwithstanding Mr. Nicastro's termination of employment for any reason.

     The employment agreement of Mr. Neil D. Nicastro provided for, among other things, full participation in all benefit plans available to senior executives and for reimbursement of all medical and dental expenses incurred by him or his spouse and incurred by his children under the age of twenty-one. Additionally, the Company provided Mr. Nicastro with $1,000,000 of life insurance coverage in addition to the standard amount provided to Company employees. The agreement further provided for full compensation during periods of illness or incapacity; however, the Company could give 30 days' notice of termination if such illness or incapacity disabled Mr. Nicastro from performing his duties for a period of more than six months. Such termination notice became effective if full performance was not resumed within 30 days of such notice and maintained for a period of two months thereafter. The employment agreement was terminable at the election of Mr. Nicastro upon the occurrence without his consent or acquiescence of any one or more of the following events: (i) the placement of Mr. Nicastro in a position of lesser stature or the assignment to Mr. Nicastro of duties, performance requirements or working conditions significantly different from or at variance with those presently in effect; (ii) the treatment of Mr. Nicastro in a manner which was in derogation of his status as a senior executive; (iii) the cessation of service of Mr. Nicastro as a member of the Board of Directors of the Company; (iv) the discontinuance or reduction of amounts payable or personal benefits available to Mr. Nicastro pursuant to such agreement; or (v) the requirement that Mr. Nicastro work outside his agreed-upon metropolitan area. In any such event, and in the event the Company was deemed to have wrongfully terminated Mr. Nicastro's employment agreement under the terms thereof, the Company was obligated (a) to make a lump sum payment to Mr. Nicastro equal in amount to the sum of the aggregate base salary during the remaining term of his employment agreement (but in no event less than three times the highest base salary payable to him during the one-year period prior to such event), the bonus (assuming all objectives for payment had been met) and the retirement benefit (assuming the date of termination was his retirement date) otherwise payable under the terms of the employment agreement and (b) to purchase at the election of Mr. Nicastro all stock options held by him with respect to the Company's Common Stock at a price equal to the spread between the option price and the fair market price of such stock as defined in the agreement. The employment agreement was also terminable at the election of Mr. Nicastro if individuals constituting the Board of Directors, or successors approved by such Board members, ceased for any reason to constitute at least a majority of the Board. Upon such an event, the Company may have been required to purchase the stock options held by Mr. Nicastro and make payments similar to those described above.

     Mr. Nicastro's employment agreement provided that the Company make quarterly interest free advances against his annual bonus in amounts mutually agreeable to Mr. Nicastro and the Company. During fiscal 1996, the Company made advances against Mr. Nicastro's bonus which were in excess of his actual bonus by $92,400. The Company treated the excess advances of Mr. Nicastro's bonus as an interest free loan which Mr. Nicastro subsequently repaid.

     The Company and Midway Games Inc. ("Midway") have each entered into separate employment agreements (each a "New Agreement" and collectively, the "New Agreements") with Mr. Nicastro effective as of July 1, 1996. Except as discussed below, each of the New Agreements contains provisions similar to those contained in Mr. Nicastro's Second Amended and Restated Employment Agreement with the Company discussed above. Each of the New Agreements provides that Mr. Nicastro will receive salaried compensation at the rate of $300,000 per annum, or such greater amount as may be determined by the Board of Directors of the Company or Midway, as applicable. Mr. Nicastro's New Agreement with Midway provides for bonus compensation in an amount equal to two percent of the pre-tax income of Midway multiplied by the percentage of Midway common stock outstanding which is not owned by the Company, currently 13.2% ("Adjusted Midway Pre-Tax Income"). Mr. Nicastro's New Agreement with the Company also provides for bonus compensation in an amount equal to two percent of the pre-tax income of the Company after deduction of the Adjusted Midway Pre-Tax Income. The portion of Mr. Nicastro's bonus from the Company that is attributable to the pre-tax income of Midway will be charged to Midway pursuant to the Manufacturing and Services Agreement between the Company and Midway. Mr. Nicastro's New Agreement with Midway provides that should the Company fail for any reason to provide the medical, dental and other employee benefits to be provided to Mr. Nicastro under the terms of his New Agreement with the Company, Midway will provide such benefits to him at its expense. Each of the New Agreements provides that Mr. Nicastro may divide his attention between the business of the Company and the business of Midway as he shall consider appropriate.

     The New Agreements will expire November 4, 2001, subject to automatic extensions in order that the term of each of the New Agreements shall at no time be less than three years. Upon retirement or death and for a period of seven years thereafter, each of the Company and Midway is required to pay to Mr. Nicastro or his designee, or if no designation is made, to his estate, for a period equal to the greater of the balance of the remaining term of the respective New Agreement or seven years, an annual benefit equal to one-half of the annual base salary being paid to him on such retirement or death, as the case may be, but in no event less than $150,000 per annum under such New Agreement. Such benefits are payable under each of the New

Agreements notwithstanding Mr. Nicastro's termination of employment with the Company or Midway, as the case may be, for any reason.

RETIREMENT PLANS

     Under the Company's noncontributory pension plan for salaried employees of the Company and its wholly-owned subsidiaries, the amount of monthly benefits payable upon attainment of normal retirement age (assumed to be 65) are computed as follows: $50.00 plus $7.50 per year of credited service to a maximum of 30 years' credited service. Under this plan an employee's benefits vest after five years of service. The estimated annual benefit payable upon retirement to each officer listed in the Summary Compensation Table who is entitled to such benefit, assuming continued employment and retirement at age 65, is as follows:
Mr. Louis J. Nicastro $1,786; Mr. Neil D. Nicastro $1,500; Mr. Harold H. Bach, Jr. $690; and, for all executive officers as a group, $3,976. The plan was amended effective September 1, 1990, to discontinue on that date the acceptance of new participants in the plan and on December 31, 1991 to discontinue the accrual of future benefits.

TREASURY SHARE BONUS PLAN

     On April 19, 1993, the Board of Directors adopted a Treasury Share Bonus Plan for key employees (the "Bonus Plan"). The shares of Common Stock allocated to the Bonus Plan consist as of the close of the 1996 fiscal year of 52,312 shares of the Company's Common Stock. Awards are made at no direct cost to the employees selected by management for awards and vest on dates selected in the discretion of management. Unvested portions of awards are forfeited upon the termination of employment by award recipients for any reason other than death, in which event, shares representing the remaining portion of any award are to be issued to the executor or administrator of the employee's estate. During the 1996 fiscal year, no additional shares were awarded under the Bonus Plan.

                 PROPOSAL 2 -- AMENDMENT OF STOCK OPTION PLANS

BACKGROUND OF PLANS

     The Company currently has the following four stock option plans in effect: the 1982 Employee Stock Option Plan approved by stockholders February 23, 1983; the 1991 Stock Option Plan approved by stockholders January 23, 1992; the 1993 Stock Option Plan approved by stockholders January 24, 1994; and the 1994 Stock Option Plan approved by stockholders January 24, 1995 (collectively the "Stock Option Plans" or "Plans"). The Plans provide for the issuance of shares of Common Stock pursuant to options which may be granted thereunder. Options granted under the Plans may be in the form of options meeting the requirements of Section 422 of the Internal Revenue Code, as amended ("incentive stock options"), or options not meeting the requirements of such section ("non-qualified stock options").

     The purpose of each of the Plans is to encourage key employees of the Company and its subsidiaries and under certain of the Plans consultants and advisers to the Company to acquire a proprietary interest in the Company and to enable such individuals to realize benefits from an increase in the value of the Common Stock, to provide such individuals with greater incentive and to encourage their continued provision of services to the Company and, generally, to promote the interests of the Company and all of its stockholders. On the date hereof, the Company employs approximately 100 key employees and approximately ten consultants and advisers who are eligible to receive options under the Plans.

     The Plans are administered by the Stock Option Committee, the present members of which are Messrs. Reich and McKenna. All authority delegated to the Stock Option Committee, other than decisions relating to participation and decisions concerning the timing, the pricing and the amount of the grant, may also be exercised by the Board of Directors of the Company. The Stock Option Committee will determine from time to time the key employees of the Company or its subsidiaries and consultants and advisers who will receive options under the Plans, whether such options shall be incentive stock options, non-qualified stock options or both (provided, however, each option granted to consultants and advisers shall constitute a non-qualified stock option); the number of shares issuable upon exercise of such options; the purchase price of the shares subject to each option, which may not be less than 100% of the fair market value of the shares on the date the options are granted; the time or times when each option may be exercised, provided that no option may be exercised until the expiration of six months from the date of grant thereof; the duration of the options, which may not exceed ten years; and the inclusion of Stock Appreciation Rights (as described in the succeeding paragraph) which may not, except as hereinafter provided, relate to more than 50% of the shares subject to any option.

     Stock Appreciation Rights entitle the holder thereof to surrender unexercised a then exercisable portion of an option and to receive from the Company in exchange therefor a payment in cash equal to the excess, if any, of the then fair market value of one share covered by such portion over the option price per share specified in such option, multiplied by the number of shares covered by the portion of the option so surrendered.

     Under the Plans, no employee may be granted incentive stock options in any calendar year (under all plans of the Company and its subsidiaries) covering shares with an aggregate fair market value (at the time the option is granted) in excess of $100,000 and no employee, consultant or adviser may receive an option or options covering more than a fixed percentage of the total number of shares of Common Stock subject to the Plans as fixed in each Plan. Upon exercise of a stock option granted under the Plans, the full purchase price of the number of shares purchased may be paid, at the optionee's election, in cash, by delivery of shares of Common Stock having a market value equal to the aggregate option price, or a combination of cash and shares of Common Stock. In order to assist an optionee in the acquisition of shares of Common Stock pursuant to the exercise of an option granted under the Plans, the Stock Option Committee may authorize (i) the extension of a loan to the optionee by the Company, (ii) the payment by the optionee of the purchase price of the Common Stock in installments, or (iii) the guarantee by the Company of a loan obtained by the optionee from a third party. Such loans, installment payments or guarantees may be authorized without security and, in the case of incentive stock options, the rate of interest may not be less than the higher of the prime rate of a commercial bank of recognized standing or the rate of interest imputed under
Section 483 of the Internal Revenue Code, as amended.

     No option under the Plans is transferable other than by will or the laws of descent and distribution and each option is exercisable during an optionee's lifetime only by him or her. Options granted under the Plans will terminate forthwith upon the termination of an optionee's relationship with the Company or a subsidiary for cause or without the written consent of the Company, except that upon death, an optionee's estate may exercise such options to the extent exercisable by the optionee at the time of death for a period of one year following the date of death or up to the option's expiration date if earlier. Upon termination of an optionee's relationship with the Company or a subsidiary with the written consent of the Company, any option then exercisable shall terminate three months after such date of termination or upon the option's expiration date if earlier. The number of shares of Common Stock issuable under the Plans are subject to adjustment in the case of stock splits, combinations, stock dividends, reorganizations and similar events.

     The Board of Directors has the right to modify, amend, suspend or terminate any of the Plans in any respect and, with the consent of the optionee, may change the terms and conditions of outstanding options, provided that without stockholder approval no amendment may be made which would (i) materially increase the benefits accruing to participants under the Plans, (ii) materially increase the maximum number of shares of Common Stock which may be purchased pursuant to the Plan, except as referred to above, or (iii) materially modify the requirements as to eligibility for participation in the Plans. The right to grant options under each Plan terminates ten years after adoption.

REASONS FOR AMENDMENT

     On June 27, 1996, the Company announced restructuring initiatives intended to, among other things, reduce regulatory burdens and risks, enhance stockholder value by enabling investors to value the three distinct areas of the Company's operations and to reduce expenses of the Company's pinball operations. The restructuring initiatives include the proposed spin-off of 100% of the Company's hotel and casino operations to the Company's stockholders, the initial public offering of approximately 13.2% of Midway (which conducts the Company's video games business) and the continuation by the Company of down-sized pinball and novelty games operations.

     The spin-off, if concluded, will consist of a distribution to holders of the Company's Common Stock of all of the shares of the Company's wholly-owned subsidiary which will own, as of the date of the distribution, all of the Company's hotel and casino operations. That company will then be a separate public company. Due to the distribution of the hotel and casino operations to the Company's stockholders without receipt of consideration by the Company, it is expected that the value of the Company and the trading price of the Company's Common Stock will be reduced.

     The Company's Stock Option Plans provide for adjustments in outstanding options in the event of stock splits, combinations, stock dividends, reorganizations and certain other specified transactions or events. The adjustment provisions do not now clearly permit adjustment of outstanding options as a result of a spin-off even though the Board of Directors believes that an adjustment would be fair and appropriate. There are also other forms of corporate transactions or events which exist which are not enumerated in the Plans so as to permit adjustments to be made to options under the Plans if they were to occur. In view of the many forms in which a significant corporate transaction may occur, the Board of Directors believes that the adjustment provisions under the Plans may be inadequate. Accordingly, the Board of Directors has amended, subject to stockholder approval, the Plans to provide for adjustments in the event of significant corporate transactions, including the spin-off, where the Company's Stock Option Committee deems such adjustment to be appropriate.

     Subject to appropriate amendments to the Plans, the Company's Board of Directors has approved in principle adjustments to all outstanding options by reason of the spin-off. While specific adjustments will depend on valuations to be made by the Board of Directors at or about the date of the spin-off, it is contemplated that an appropriate adjustment in the event of the spin-off would be to decrease the exercise price and target price, if any, of existing options and increase the number of shares which can be purchased upon exercise of each option so that the aggregate exercise price of the options would be the same both before and after the adjustment. To accomplish this result, the Board of Directors has approved, subject to stockholder approval, the following resolutions to amend each of the Plans in order to permit the adjustment of the number of shares issuable under stock options outstanding under such Plans with a commensurate increase in the number of shares issuable under each of the Plans. The additional shares so authorized will only be available for adjustment of existing options and not for the grant of new options.

PROPOSED AMENDMENT

          "RESOLVED: That Section 3 of Article III of each of the 1982 Employee Stock Option Plan, the 1991 Stock Option Plan, the 1993 Stock Option Plan and the 1994 Stock Option Plan be deleted each in its entirety and the following substituted in lieu thereof:

             (a) New option rights may be substituted for the options granted under the Plan or the Company's duties as to options outstanding under the Plan may be assumed, by a corporation other than the Company, or by a parent or subsidiary of the Company or such corporation in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or other similar corporate transaction in which the Company is involved. Notwithstanding the foregoing or the provisions of this
        Article III, in the event such corporation, or parent or subsidiary of the Company or such corporation, does not substitute new option rights for, and substantially equivalent to, the options granted hereunder, or assume the options granted hereunder, the options granted hereunder shall terminate and thereupon become null and void (i) upon dissolution or liquidation of the Company, or similar occurrence, (ii) upon any merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company will not be a surviving entity or
        (iii) upon a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; provided, however, that each optionee shall have the right immediately prior to or concurrently with such dissolution, liquidation, merger, consolidation, acquisition, separation, reorganization or other similar corporate transaction, to exercise any unexpired option granted hereunder whether or not then exercisable.

             (b) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other corporate transaction or event affects the shares issuable under stock options granted under the Plan such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then, the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) with respect to which options may be granted and any limitations set forth in the Plan, (ii) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or property) subject to outstanding options and (iii) the grant or exercise or target price with respect to any option or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option including, if necessary, the termination of such an option; provided, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422 of the Code. Without limiting the generality of the foregoing, any such adjustment shall be deemed to have prevented any dilution and enlargement of an optionee's rights if such optionee receives in any such adjustment rights which are substantially similar (after taking into account the fact that the optionee has not paid the applicable exercise price) to the rights the optionee would have received had he exercised his outstanding options and become a stockholder of the Company immediately prior to the event giving rise to such adjustment.

             (c) Adjustments and elections under this Section 3 shall be made by the Committee whose determination as to what adjustments, if any, shall be made and the extent thereof shall be final, binding and conclusive. Adjustments required under this Section 3 shall also be deemed to increase by a like number the aggregate number of shares authorized for purchase pursuant to options granted under the Plan as set forth in
        Section 2 of this Article III."

REQUIRED VOTE

     The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve this proposal.
                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE STOCK OPTION PLANS. THE SHARES REPRESENTED BY SIGNED PROXY CARDS RETURNED WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.
                            ------------------------

               PROPOSAL 3 -- APPOINTMENT OF INDEPENDENT AUDITORS

     It is proposed that the stockholders ratify the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the 1997 fiscal year. The Company expects representatives of Ernst & Young LLP to be present at the Annual Meeting at which time they will respond to appropriate questions submitted by stockholders and may make such statements as they may desire.

     Approval by the stockholders of the appointment of independent auditors is not required but the Board deems it desirable to submit this matter to the stockholders. If a majority of the stockholders voting at the meeting should not approve the selection of Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Board of Directors.
                            ------------------------

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY. THE SHARES REPRESENTED BY SIGNED PROXY CARDS RETURNED WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                            ------------------------

                                    GENERAL

     As of the date of this Proxy Statement, the Board does not intend to present any other matters for action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Stockholder proposals in respect of matters to be acted upon at the Company's next Annual Meeting of Stockholders should be received by the Company on or before August 15, 1997 in order that they may be considered for inclusion in the Company's proxy materials.

OTHER MATTERS

     THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON DECEMBER 2, 1996, AND EACH BENEFICIAL OWNER OF STOCK ON THAT DATE UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 3401 NORTH CALIFORNIA AVENUE, CHICAGO, ILLINOIS 60618, ATTENTION: TREASURER. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A REASONABLE FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL OWNERS OF COMMON STOCK MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP.

     It is important that the accompanying proxy card be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are earnestly requested to mark, date, sign and return your proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

MANNER AND EXPENSES OF SOLICITATION

     The solicitation of proxies in the accompanying form is made by the Board and all costs thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. The Company has retained the services of Corporate Investor Communications, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies at an approximate cost of $5,500. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be required by the Company to forward proxy material to their principals and will be reimbursed for their reasonable out of pocket expenses in such connection.

     Inspectors of election will be appointed to tabulate the number of shares of Common Stock represented at the meeting in person or by proxy, to determine whether or not a quorum is present and to count all votes cast at the meeting. The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With respect to the tabulation of votes cast on a specific proposal presented to the stockholders at the meeting, abstentions will be considered as present and entitled to vote with respect to that specific proposal, whereas broker non-votes will not be considered as present and entitled to vote with respect to that specific proposal.

                                          By Order of the Board of Directors,

                                               BARBARA M. NORMAN
                                               Secretary
Chicago, Illinois
December 11, 1996

                              WMS INDUSTRIES INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 21, 1997

        KNOW ALL MEN BY THESE PRESENTS that the undersigned stockholder of WMS INDUSTRIES INC. (the "Company") does hereby constitute and appoint NEIL D. NICASTRO, HAROLD H. BACH, JR. and BARBARA M. NORMAN (the "Proxies") and each of them (each with full power of substitution of another) as attorneys, agents and proxies, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed on the reverse side hereof, all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on January 21, 1997 at 11:30 A.M. local time at The Hotel Parker Meridien, 118 West 57th Street, New York, New York, and at any adjournment or adjournments thereof, all as set forth in the Notice of Annual Meeting and Proxy Statement.

        In their discretion, the Proxies are authorized to vote upon such other and further business as may properly come before the meeting.

        THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN. IF NO SUCH INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED
BY THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS 1, 2 AND 3.

(Continued and to be signed on reverse side)          WMS INDUSTRIES INC.
                                                      P.O. BOX 11129
                                                      NEW YORK, N.Y. 10203-0129

1. Election of nine       FOR all nominees    WITHHOLD AUTHORITY    *EXCEPTIONS
   directors to the       listed below        to vote for all
   Board of Directors                         nominees listed
   as set forth in                            below.
   Proposal 1 of the
   Proxy Statement.

   Nominees: G.R. BAKER, W.C. BARTHOLOMAY, K.J. FEDESNA, W.E. McKENNA, N.J. MENELL, L.J. NICASTRO, N.D. NICASTRO, H. REICH, I.S. SHEINFELD
   (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

   * Exception ________________________________________________________________

2. Amendment of Stock Option Plans as set forth in Proposal 2 of the Proxy Statement.

   FOR ___      AGAINST ___      ABSTAIN ___

3. Ratification of the appointment of Ernst &
   Young LLP as independent auditors for the 1997 fiscal year as set forth in Proposal 3 of the Proxy Statement.

   FOR ___      AGAINST ___      ABSTAIN ___
                                                      CHANGE OF ADDRESS AND
I (we) will    will not    attend the Annual          OR COMMENTS MARK HERE
Meeting in person.

                                                  IMPORTANT: Please sign exactly
                                                  as name or names appear
                                                  hereon, and when signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, give your full title
                                                  as such. If signatory is a
                                                  corporation, sign the full
                                                  corporate name by a duly
                                                  authorized officer. If shares
                                                  are held jointly each
                                                  stockholder named should sign.

                                                  Dated: ______________________

                                                  VOTES MUST BE INDICATED
                                                  (X) IN BLACK OR BLUE INK.  X

PLEASE SIGN, DATE AND RETURN THIS PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.